EXHIBIT 2

                        STOCKHOLDERS AGREEMENT

     AGREEMENT dated as of June 2, 1999, among UNITED PAN-EUROPE
COMMUNICATIONS NV, a corporation organized under the laws of The
Netherlands ("Parent"), BISON ACQUISITION CORP., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Sub"), and the other parties signatory hereto (individually and collectively, the "Stockholder").

                            WITNESSETH:

     WHEREAS, prior to entering into this Agreement, Parent, Sub and Eagle, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which Sub will be merged with and into the Company (the "Merger");

     WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable (and not later than five business days) after the execution and delivery of the Merger Agreement, Sub commence a cash tender offer to purchase all outstanding shares of Company Common Stock (as defined in Section 1) including all of the Shares (as defined in Section
2);

     WHEREAS, as a condition to entering into the Merger Agreement, Parent has required that all of the holders of the Company Preference Shares agree to sell such Company Preference Shares to Parent; and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Definitions.  For purposes of this Agreement:

     (a) "Company Common Stock" shall mean at any time the common stock, $.01 par value, of the Company.

     (b) "Company Preference Shares" shall mean the Series A Cumulative Preference Shares of the Company, par value $.01 per share and the Series B Cumulative Preference Shares of the Company, par value $.01 per share.

     (c) "Existing Shares" shall mean the Company Preference Shares set forth on Schedule I hereto.

     (d) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     (e) "Shares" shall mean the Existing Shares, together with any other Company Preference Shares, in each case in which such Company Preference Shares were acquired by the Stockholder after the date hereof and prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise.

     2. Provisions Concerning Company Preference Shares. (a) The Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time,
(ii) the last date the Stock Option is exercisable pursuant to Section 3 and (iii) the termination date set forth in Section 8, at any meeting of the holders of Company Preference Shares (or of the Company Common Stock, to the extent the holders of Company Preference Shares are entitled to vote as with the holders of Company Common Stock, whether as a single class or otherwise), however called, or in connection with any written consent of the holders of Company Preference Shares, the Stockholder shall vote (or cause to be voted) the Shares owned by the Stockholder whether issued, heretofore owned or hereafter acquired, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof, (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the company or any amendment of the Company's Certificate of Incorporation or By-laws; (3) any other material change in the Company's corporate structure or business; or
(4) any other action involving the Company or its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be to violate the provisions and agreements contained in this Section 2.

     (b) The Stockholder hereby agrees to permit Parent and Sub to publish and disclose in the Offer Documents and, if approval of the stockholders of the Company is required under applicable law, the Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission) its identity and ownership of Company Preference Shares and the nature of its commitments, arrangements and understandings under this Agreement.

     3. Purchase Right. (a) The Stockholder hereby grants to Sub an irrevocable option (the "Stock Option") to purchase the Shares at a purchase price per Share (the "Purchase Price") equal to the liquidation preference of such share plus all accrued and unpaid dividends thereon on the date of purchase, payable in cash, until the termination date set forth in Section 8. Until the termination date set forth in Section 8, if (i) the Offer is terminated, abandoned or withdrawn by Parent or Sub (whether due to the failure of any of the conditions thereto or otherwise), (ii) the Offer is consummated but Sub has not accepted for payment and paid for the Shares or (iii) the Merger Agreement is terminated in accordance with its terms, the Stock Option shall, in any such case, become exercisable, in whole but not in part, upon the first to occur of any such event and remain exercisable, in whole but not in part, until the date which is 90 days after the date of the occurrence of such event, but shall not be exercisable in each case unless: (x) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), required for the purchase of Shares upon the exercise of the Stock Option shall have expired or been waived and all other necessary governmental consents required for Sub to purchase Shares upon the exercise of the Stock Option, including, but not limited to, all necessary approvals of the Polish Anti-Monopoly Commission, and (y) there shall not then be in effect any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Option pursuant to this Agreement. Provided that this Agreement has not been terminated, in the event that the Stock Option is not exercisable because the circumstances described in clauses (x) and (y) have not occurred, then the Stock Option shall be exercisable for the 90-day period commencing on the date that the circumstances set forth in clauses (x) and (y) have occurred. In the event that Parent wishes to exercise the Stock Option, Parent shall send a written notice to the Stockholder identifying the place for the closing of such purchase at least three business days prior to such closing.

     (b) In the event that Sub shall have purchased Shares of Company Common Stock in the Offer in an amount necessary to satisfy the Minimum Condition in accordance with the terms of the Merger Agreement, Sub shall thereafter purchase all of the Shares then held by the Stockholder no later than the date which is the third business day after the date of such consummation at a purchase price per Share equal to the liquidation preference of such share plus all accrued and unpaid dividends thereon on the date of purchase.

     4.   Representations and Warranties of the Stockholder.  The
Stockholder hereby represents and warrants to Parent as follows:

     (a) Ownership of Shares. The Stockholder is the record and beneficial owner of the number of Shares set forth opposite such Stockholder's name on Schedule I hereto. On the date hereof, the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all of the Shares owned beneficially or of record by such Stockholder. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares set forth opposite Stockholder's name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b) Power; Binding Agreement. The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

     (c) No Conflicts. Except for (i) filings and approvals under the HSR Act or any other applicable Laws related to competition, antitrust, monopoly or similar matters, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the performance by such Stockholder of its obligations hereunder and (B) none of the execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder or compliance by such Stockholder with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to such Stockholder, or (2) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

     (d) No Finder's Fees. Except as disclosed in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

     (e) No Encumbrances. The Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder. The transfer by the Stockholder of its Shares to Sub in the Offer or hereunder shall pass to and unconditionally vest in Sub good and valid title to all such Shares, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever.

     (f) Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

     5. Covenants of the Stockholder. The Stockholder covenants and agrees as follows:

     (a) No Solicitation. Beginning on the date hereof and ending on the last date the Option is exercisable pursuant to Section 3 hereof, the Stockholder shall not, in its capacity as such, directly or indirectly, initiate, solicit (including by way of furnishing information), encourage or respond to or take any other action knowingly to facilitate, any inquiries or the making of any proposal by any person or entity (other than Parent or any affiliate of Parent) with respect to the Company that constitutes or reasonably may be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain any Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or authorize or permit any Person or entity acting on behalf of the Stockholder to do any of the foregoing. If the Stockholder receives any inquiry or proposal regarding any Acquisition Proposal, the Stockholder shall promptly inform Parent of that inquiry or proposal and the details thereof.

     (b) Restriction on Transfer, Proxies and Non-Interference. Beginning on the date hereof and ending on the last date the Stock Option is exercisable pursuant to Section 4 hereof, except as expressly contemplated by this Agreement, the Stockholder shall not (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein; provided that the Stockholder may transfer any Shares to any Affiliate of the Stockholder; provided, further that such transferee shall have become a party to this Agreement (or an agreement identical to this Agreement) and shall be deemed to make all representations and warranties set forth in paragraph 4 hereof on the date of such transfer of Shares; (ii) grant any proxies or powers of attorney (except for powers of attorney granted to Affiliates of the Stockholder for purely administrative purposes and which require the holder thereof to vote any and all Shares subject to such powers in accordance with this Agreement), deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or
(iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing the Stockholder from performing the Stockholder's obligations under this Agreement.

     (c) Waiver of Appraisal Rights. The Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

     (d) Stop Transfer; Changes in Shares. The Stockholder agrees with, and covenants to, Parent that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Preference Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and the Purchase Price shall be appropriately adjusted. The Stockholder shall be entitled to receive any cash dividend paid by the Company during the term of this Agreement until Shares are purchased in the Offer or hereunder.

     6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent of the Stockholder (or any of its designees) from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in his or her (or such designee's) capacity as a director of the Company.

     7.   Miscellaneous.

     (a) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement; provided that no party shall be required to incur an unreasonable expense in complying with this paragraph.

     (b) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (c) Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor in the event such transferee does not perform such obligations.

     (d) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party provided that Parent may assign, at its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent, although no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

     (e) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the relevant parties hereto.

     (f) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to the Stockholders: At the addresses set forth on Schedule I hereto.

     copy to:              Allen & Overy
                           10 East 50th Street
                           28th Floor
                           New York City, NY 10022
                           Attention: Managing Partner
                           Facsimile: +212 610 6399

     If to Parent or Sub:  c/o United Pan-Europe Communications NV
                           Fred. Roeskestraat 123
                           1076 EE Amsterdam
                           The Netherlands
                           Attention: Anton H.E. van Voskuijlen
                           Facsimile: +31 20 778 9817

     copy to:              White & Case LLP
                           1155 Avenue of the Americas
                           New York, New York 10036
                           Attention: William F. Wynne, Jr., Esq.
                           Facsimile: +212 354 8113

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (g) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (h) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; provided that no party shall be liable for any consequential or punitive damages or damages for lost profits or lost opportunities, whether or not such damages, profits or opportunities were foreseen or foreseeable by such party, except to the extent such damages are the result of a breach of this Agreement arising out of the gross negligence or willful misconduct of such party.

     (i) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (j) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (k) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

     (l) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     (m) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court or any court of the State of Delaware, in each case located in the City of Wilmington, Delaware, in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding may be brought in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (m) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Delaware other than for such purposes. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING.

     (n) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (o) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     8. Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the fifth day after the earlier of
(1) the expiration of the 90-day exercise period set forth in Section 4 hereof, (2) at the Stockholder's option, the valid termination of the Merger Agreement by the Company pursuant to Section 10.3 thereof or (3) the date which is 180 days after the date hereof.

     9. Binding Agreement. All authority and rights herein conferred or agreed to be conferred by the Stockholder shall survive the death or incapacity of the Stockholder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, Parent, Sub and each Stockholder have caused this Agreement to be duly executed on the day and year first above written.

                                  UNITED PAN-EUROPE
                                  COMMUNICATIONS NV



                                   By: /s/ Mark Schneider
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   BISON ACQUISITION CORP.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   THE DARLAND TRUST




By: /s/ Huw Salter                 By: /s/ Christopher Ward 1/6/1999
    --------------------------         ---------------------------------------
    Huw Salter                         Name: Christopher Ward
    Authorized Signatory               Title: Director
    Rothschild Trust                   Rothschild Trust Guernsey Limited
    Guernsey Limited and               and Authorized Signatory
    Rothschild Trust                   Rothschild Trust Cayman Limited
    Cayman Limited
    1 June 1999

     IN WITNESS WHEREOF, Parent, Sub and each Stockholder have caused this Agreement to be duly executed on the day and year first above written.

                                  UNITED PAN-EUROPE
                                  COMMUNICATIONS NV



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   BISON ACQUISITION CORP.



                                   By: /s/ Anton Van-VosKuijlen
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   THE DARLAND TRUST




By: /s/ Huw Salter                 By: /s/ Christopher Ward 1/6/1999
    --------------------------         ---------------------------------------
    Huw Salter                         Name: Christopher Ward
    Authorized Signatory               Title: Director
    Rothschild Trust                   Rothschild Trust Guernsey Limited
    Guernsey Limited and               and Authorized Signatory
    Rothschild Trust                   Rothschild Trust Cayman Limited
    Cayman Limited
    1 June 1999



                             SCHEDULE I TO
                        STOCKHOLDERS AGREEMENT

Name and Address
of Stockholder                       Number of Shares Owned
------------------------------------------------------------------------------
The Darland Trust                    1,000 shares of Series B Cumulative
c/o Chase Enterprises                Preference Shares
280 Trumbull Street
Hartford, Connecticut 06103


     IN WITNESS WHEREOF, Parent, Sub and each Stockholder have caused this Agreement to be duly executed on the day and year first above written.

                                  UNITED PAN-EUROPE
                                  COMMUNICATIONS NV



                                   By: /s/ Mark Schneider
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   BISON ACQUISITION CORP.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   By: ARNOLD L. CHASE


                                    By: /s/ Cheryl A. Chase
                                        --------------------------------------
                                        Name:  Cheryl A. Chase as Power of
                                               Attorney for Arnold L. Chase
                                        Title: Individual

     IN WITNESS WHEREOF, Parent, Sub and each Stockholder have caused this Agreement to be duly executed on the day and year first above written.

                                  UNITED PAN-EUROPE
                                  COMMUNICATIONS NV



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   BISON ACQUISITION CORP.



                                   By: /s/ Anton Van-VosKuijlen
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   By: ARNOLD L. CHASE


                                    By: /s/ Cheryl A. Chase
                                        --------------------------------------
                                        Name:  Cheryl A. Chase as Power of
                                               Attorney for Arnold L. Chase
                                        Title: Individual



                             SCHEDULE I TO
                        STOCKHOLDERS AGREEMENT

Name and Address
of Stockholder                       Number of Shares Owned
------------------------------------------------------------------------------
Arnold L. Chase                      2,000 shares of Series B 12% Cumulative
c/o Chase Enterprises                Preference Shares
280 Trumbull Street
Hartford, Connecticut 06103


     IN WITNESS WHEREOF, Parent, Sub and each Stockholder have caused this Agreement to be duly executed on the day and year first above written.

                                       UNITED PAN-EUROPE
                                       COMMUNICATIONS NV



                                        By: /s/ Mark Schneider
                                            ---------------------------------
                                            Name:
                                            Title:

                                        BISON ACQUISITION CORP.



                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:


                                        RHODA L. CHASE


                                         By: /s/ Rhoda L. Chase
                                             --------------------------------
                                             Name: Rhoda L. Chase
                                             Title: Individual

     IN WITNESS WHEREOF, Parent, Sub and each Stockholder have caused this Agreement to be duly executed on the day and year first above written.

                                       UNITED PAN-EUROPE
                                       COMMUNICATIONS NV



                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                        BISON ACQUISITION CORP.



                                        By: /s/ Anton Van-VosKuijlen
                                            ---------------------------------
                                            Name:
                                            Title:


                                        RHODA L. CHASE


                                         By: /s/ Rhoda L. Chase
                                             --------------------------------
                                             Name: Rhoda L. Chase
                                             Title: Individual



                             SCHEDULE I TO
                        STOCKHOLDERS AGREEMENT

Name and Address
of Stockholder                       Number of Shares Owned
------------------------------------------------------------------------------
Rhoda L. Chase                       1,000 shares of Series B 12% Cumulative
c/o Chase Enterprises                Preference Shares
280 Trumbull Street
Hartford, Connecticut 06103


     IN WITNESS WHEREOF, Parent, Sub and each Stockholder have caused this Agreement to be duly executed on the day and year first above written.

                                  UNITED PAN-EUROPE
                                  COMMUNICATIONS NV



                                   By: /s/ Mark Schneider
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   BISON ACQUISITION CORP.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   CHERYL ANNE CHASE


                                    By: /s/ Cheryl A. Chase
                                        --------------------------------------
                                        Name:  Cheryl A. Chase
                                        Title: Individual

     IN WITNESS WHEREOF, Parent, Sub and each Stockholder have caused this Agreement to be duly executed on the day and year first above written.

                                  UNITED PAN-EUROPE
                                  COMMUNICATIONS NV



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   BISON ACQUISITION CORP.



                                   By: /s/ Anton Van-VosKuijlen
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   CHERYL ANNE CHASE


                                    By: /s/ Cheryl A. Chase
                                        --------------------------------------
                                        Name:  Cheryl A. Chase
                                        Title: Individual



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

                             SCHEDULE I TO
                        STOCKHOLDERS AGREEMENT

Name and Address
of Stockholder                       Number of Shares Owned
------------------------------------------------------------------------------
Cheryl A. Chase                      1,000 shares of Series B 12% Cumulative
c/o Chase Enterprises                Preference Shares
280 Trumbull Street
Hartford, Connecticut 06103

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